UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 4, 2016

Imation Corp.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14310	41-1838504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1 IMATION WAY OAKDALE, MINNESOTA	55128
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(651) 704-4000
None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

8.01. Other Events

On January 4, 2016, Imation Corp. (the “Company”) completed the sale of its corporate headquarters facility in Oakdale, Minnesota to Larson Family Real Estate LLLP for a gross purchase price of $11.5 million. As previously described in the Company’s Form 10-Q for the quarter ended September 30, 2015, in the third quarter of 2015, the Company classified its corporate headquarters facility as an asset held for sale. The net proceeds to the Company from the sale were approximately $11 million. The Company will continue to occupy a small portion of the corporate facility as it winds down its operations in Minnesota.

On January 4, 2016, the Company also closed on the sale of its Memorex trademark and two associated trademark licenses to DPI Inc., a St. Louis-based branded consumer electronics company for $9.4 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Imation Corp.

(REGISTRANT)
Date:	January 8, 2016	By:	/s/ Barry L. Kasoff
Barry L. Kasoff
Interim Chief Financial Officer and Chief Restructuring Officer